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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Schering-Plough Corporation on Form S-3 of our reports dated February 14, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP
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Parsippany, New Jersey
September 26, 1996